Exhibit 4.67

F21.054

DATED                    2009

DRILLSHIP HYDRA OWNERS INC.

DRILLSHIP PAROS OWNERS INC.

(as Borrowers)

- and -

DVB BANK SE

NORDDEUTSCHE LANDESBANK GIROZENTRALE

and others

(as Lenders)

- and -

DVB BANK SE

and others

(as Arrangers)

- and -

DVB BANK SE

(as Underwriter and Agent)

- and -

DVB BANK SE

(as Security Agent)

SECOND SUPPLEMENTAL AGREEMENT TO A SECURED

LOAN FACILITY AGREEMENT DATED 10 SEPTEMBER 2007 AS AMENDED AND

SUPPLEMENTED BY A FIRST SUPPLEMENTAL AGREEMENT DATED 10 JANUARY

2008

STEPHENSON HARWOOD

One, St. Paul’s Churchyard

London EC4M 8SH

Tel: +44(0)20 7329 4422

Fax: +44(0)20 7329 7100

Ref: F21.054

CONTENTS

		Page

1	Interpretation	2

2	Conditions	3

3	Representations and Warranties	5

4	Amendments to Loan Agreement	5

5	Confirmation and Undertaking	9

6	Security	9

8	Fees and expenses	10

9	Communications, Law and Jurisdiction	10

10	Miscellaneous	10

SECOND SUPPLEMENTAL AGREEMENT

Dated:                                         2009

BETWEEN:

(1)	DRILLSHIP HYDRA OWNERS INC (“Drillship Hydra”) and DRILLSHIP PAROS OWNERS INC (“Drillship Paros”), each a company incorporated under the laws of the Marshall Islands with its registered office at c/o The Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960 (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	the banks listed in Schedule 1 of the Original Loan Agreement (The Lenders, the Arrangers and the Commitments), each acting through its office at the address indicated against its name in Schedule 1 of the Original Loan Agreement (together the “Lenders” and each a “Lender”); and

(3)	the arrangers listed in Schedule 1 of the Original Loan Agreement (The Lenders, the Arrangers and the Commitments), each acting through its office at the address indicated against its name in Schedule 1 of the Original Loan Agreement (together the “Arrangers” and each an “Arranger”); and

(4)	DVB BANK SE (as universal successor in title of DVB BANK AG), acting as agent through its branch at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Agent”); and

(5)	DVB BANK SE (as universal successor in title of DVB BANK AG), acting as underwriter and security agent through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the “Security Agent”).

SUPPLEMENTAL TO a secured loan agreement dated 10 September 2007 as amended and supplemented by a first supplemental agreement dated 10 January 2008 (together, the “Original Loan Agreement”) each made between the Borrowers, the Lenders, the Agent, the Arrangers and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding two hundred and thirty million Dollars ($230,000,000) (the “Loan”).

WHEREAS:

(A)	The Borrowers have requested and the Finance Parties have agreed to release Cardiff from its Corporate Guarantee and replace it with the New Guarantee.

(B)	The Borrowers and the Finance Parties have agreed that additional security shall be provided for the sole benefit of the Finance Parties to secure the Borrowers’ obligations to the Finance Parties under the Original Loan Agreement.

IT IS AGREED THAT:

1	Interpretation

1.1	In this Second Supplemental Agreement:

“Additional Security Documents” means this Second Supplemental Agreement, the Deeds of Confirmation and the New Guarantee.

“Effective Date” means the date on which the Borrowers have become Subsidiaries of Dryships and the Agent confirms to the Borrowers that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

“Deeds of Confirmation” means the deeds of confirmation of the Corporate Guarantors, the Personal Guarantor and the Pledgors each in favour of the Security Agent, in such form and containing such terms and conditions as the Agent shall require.

“Dryships” means Dryships Inc., a company incorporated under the laws of the Marshall Islands with its registered office at The Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands.

“New Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by DryShips in such form and containing such terms and conditions as the Agent shall require.

1.2	In this Second Supplemental Agreement “Security Parties” means the Borrowers and Dryships.

1.3	All words and expressions defined in the Original Loan Agreement shall have the same meaning when used in this Second Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Original Loan Agreement shall apply to the interpretation of this Second Supplemental Agreement as if it were set out in full.

1.4	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Second Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	As conditions for the agreement of the Finance Parties to the requests specified in Recital (A) above and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1	a certificate from a duly authorised officer of each Corporate Guarantor and each Pledgor confirming that none of the documents delivered to the Agent pursuant to Clauses 3.1 and 3.3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Corporate Guarantor or Pledgor in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2	if not already provided to the Agent to its satisfaction, certified true copies of the constitutional documents of each Security Party together with such other evidence as the Agent may reasonably require each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party;

2.1.3	the original resolution of the directors and a resolution of the shareholders of each Security Party (other than Dryships) (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of this Second Supplemental Agreement, the New Guarantee and any other documents to be executed by each Security Party pursuant to this Second Supplemental Agreement;

2.1.4	a notarially attested and legalised power of attorney of each Security Party under which this Second Supplemental Agreement, the New Guarantee and any other documents required pursuant to them are to be executed by that Security Party;

2.1.5	certificates of good standing in respect of the Security Parties;

2.1.6	a letter from Ince Process Agents, of International House, 1 St. Katharine’s Way, London E1W 1AY, United Kingdom, c/o Mr M. Volikas, accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to this Second Supplemental Agreement and the New Guarantee;

2.1.7	copies of the Original Financial Statements of Dryships;

2.1.8	such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Additional Security Documents; and

2.1.9	the Additional Security Documents duly executed.

2.2	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be provided as set out below :-

2.2.3.1	with the signature(s) notarially attested in the case of Clauses 2.1.1 and 2.1.3;

2.2.3.2	certified as true and complete in the case of Clause 2.1.5; and

2.2.3.3	certified in the manner provided in clause 12.1.2 of the Original Loan Agreement in the case of Clause 2.1.7;

in each case in a manner acceptable to the Agent.

3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Original Loan Agreement shall be deemed repeated by the Borrowers at the date of this Second Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Second Supplemental Agreement and the other Additional Security Documents.

4	Amendments to Loan Agreement

With effect from the Effective Date, the Original Loan Agreement shall be read and construed as if:-

4.1	the definition of “Corporate Guarantees” set out in clause 1.1 of the Original Loan Agreement was amended to include the New Guarantee and exclude the Corporate Guarantee executed by Cardiff;

4.2	the definition of “Corporate Guarantors” set out in clause 1.1 of the Original Loan Agreement was amended to include Dryships and to exclude Cardiff;

4.3	the definition of “Group” set out in clause 1.1 of the Original Loan Agreement was deleted and replaced as follows:

““Group” means all companies whose vessels are owned by Dryships or its Subsidiaries.”;

4.4	the following definitions were added in clause 1.1 of the Original Loan Agreement:-

““Collateral Loan Agreement C” means the loan agreement dated 24 July 2006 made between (a) Nord LB and others, as lenders, (b) Nord LB, as agent, (c) Nord LB, as security agent, (d) Nord LB, as swap bank and (e) the New Collateral Owners, as borrowers.

“Collateral Loan C Indebtedness” means the Secured Liabilities as such term is defined in the Collateral Loan Agreement C.

“Fleet Market Value” means the aggregate of the value of the Fleet Vessels based on the average of two valuations for each Fleet Vessel prima facie determined by two reputable, independent and first class firms of shipbrokers appointed by and reporting to the Agent on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

“Fleet Vessels” means any vessel (including, but not limited to, the Vessels) from time to time owned more than fifty per cent (50%) by any member of the Group.

“Interest Coverage Ratio” means earnings before interest, tax, depreciation and amortisation over interest expense less interest income, as each such term is defined in the applicable Financial Statements for the Group.

“Market Adjusted Equity Ratio” means the ratio of Minimum Net Worth to Value Adjusted Total Assets.

“Market Value Adjusted Net Worth” means Value Adjusted Total Assets less Value Adjusted Total Liabilities.

“Primelead” means Primelead Shareholder Inc. (to be renamed Ocean Rig UDW Inc.) a company incorporated under the laws of the Marshall Islands with its registered office at The Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands.

“Total Liabilities” means, the aggregate of the total liabilities of the Group, including any aggregate net negative mark-to-market for any currency or interest rate swaps entered into by the Group, (as determined on a consolidated basis), as each such term is defined in the applicable Financial Statements for the Group.

“Value Adjusted Equity” means Value Adjusted Total Assets minus Total Liabilities.

“Value Adjusted Total Liabilities” means the amount which is equal to the Total Liabilities of the Group, as adjusted to reflect any contingent liabilities of the Group which the Agent reasonably considers should be taken into account, as each such term is defined in the applicable Financial Statements for the Group.

“Value Adjusted Total Assets” means the aggregate at any time on a consolidated basis of the Fleet Market Value and the Group’s assets, as each such term is defined in the applicable Financial Statements for the Group.”;

4.5	the definition of “Collateral Loan Indebtedness” set out in clause 1.1 of the Original Loan Agreement was deleted and the following substituted thereof;

““Collateral Loan Indebtedness” means the aggregate of Collateral Loan A Indebtedness, Collateral Loan B Indebtedness and Collateral Loan C Indebtedness.”;

4.6	the definition of “Security Documents” set out in clause 1.1 of the Original Loan Agreement was amended to include the Additional Security Documents;

4.7	the following new clause 12.2.3 was added in the Original Loan Agreement:-

12.2.3	Dryships’ financial ratios the Group’s financial condition as evidenced by the most recent Financial Statements shall be such that, on a consolidated basis:

(a)	the Group maintains a Market Adjusted Equity Ratio not lower than 0.3:1 for each financial year during the Facility Period; and

(b)	the Group maintains an Interest Coverage Ratio of not lower than 3:1; and

(c)	the Group maintains a Market Value Adjusted Net Worth, which is not lower than five hundred million Dollars ($500,000,000).”;

4.8	clause 12.2.8 (Borrowers’ ownership) of the Original Loan Agreement was deleted and the following substituted thereof:-

“12.2.8 Borrowers’ ownership The Borrowers will procure that, for as long as Primelead remains a Subsidiary of Dryships, the Borrowers each remain seventy per centum (70%), directly or indirectly, beneficially owned by Dryships.”;

4.9	the following new clause 12.2.9 was added in the Original Loan Agreement:-

“12.2.9	Corporate Guarantors’ ownership The Borrowers will procure that the Corporate Guarantors (other than Dryships) each remain one hundred per centum (100%), directly or indirectly, beneficially owned by the Personal Guarantor.

4.10	clause 12.2.10 (Negative pledge and no disposals) of the Original Loan Agreement were deleted and the following substituted thereof:-

“12.2.10	Negative pledge and no disposals Neither Borrower shall without the prior written consent of the Agent, and shall procure that none of the Corporate Guarantors (other than Dryships) shall without the prior written consent of the Agent, create nor permit to subsist any Encumbrance or other third party rights over any of its present or future assets or undertaking nor dispose of any those assets or of all or part of that undertaking.”;

4.11	clause 12.2.13 (No other Business) of the Original Loan Agreement was deleted and the following substituted thereof:-

“12.2.13	No other business Neither Borrower shall without the prior written consent of the Agent, and shall procure that none of the Corporate Guarantors (other than Dryships) shall without the prior written consent of the Agent, engage in any business other than the ownership of its Vessel.”;

4.12	clause 12.2.16 (No substantial liabilities) of the Original Loan Agreement was deleted and the following substituted thereof:-

“12.2.16	No substantial liabilities Except in the ordinary course of business, neither Borrower shall without the prior written consent of the Agent, and shall procure that none of the Corporate Guarantors (other than Dryships) shall without the prior written consent of the Agent, incur any liability to any third party which is in the Agent’s opinion of a substantial nature.”;

4.13	clause 12.2.19 (No change in ownership or control of a Borrower) of the Original Loan Agreement was deleted and the following substituted thereof:-

“12.2.19	No change in ownership or control of a Borrower Neither Borrower shall, and shall procure that no Corporate Guarantor (other than Dryships) shall, permit any change in its beneficial ownership and control from that advised to the Agent at the date of this Agreement, other than any change of beneficial ownership and control of the Borrowers from Dryships to Primelead, and any subsequent change of ownership and control of Primelead”; and

4.14	Schedule 6 of the Original Loan Agreement was deleted and replaced by Schedule 1 of this Second Supplemental Agreement.

All other terms and conditions of the Original Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Original Loan Agreement made in this Second Supplemental Agreement, as if all references in any of the Security Documents to the Original Loan Agreement (however described) were references to the Original Loan Agreement as amended and supplemented by this Second Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Original Loan Agreement made in this Second Supplemental Agreement.

6	Security

The definition of any term defined in any of the Security Documents including the Original Loan Agreement shall to the extent necessary be modified to reflect the amendments to the Original Loan Agreement made in or pursuant to this Second Supplemental Agreement.

7	Further Assurance

The Borrowers hereby covenant that from time to time at the request of the Agent they will execute and deliver to the Agent and/or the Security Agent or procure the execution and delivery to the Agent of all such documents as the Lenders shall deem necessary or desirable in its absolute discretion for giving full effect to this Second Supplemental Agreement and for perfecting and protecting the value or of enforcing any rights or securities granted to the Finance Parties under or pursuant to the Original Loan Agreement and this Second Supplemental Agreement.

8	Fees and expenses

8.1	The Borrowers undertake to indemnify the Agent and the Lenders on demand in respect of all costs, charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal advisers) incurred by the Agent and/or any Lender in connection with the negotiation, preparation, printing, execution and registration of this Second Supplemental Agreement, and the completion of the transactions therein contemplated (whether or not any of the Additional Security Documents are actually executed or registered).

8.2	The Borrowers undertake to indemnify the Agent and/or any Lender on demand against any and all stamp, registration and similar Taxes which may be payable in the United Kingdom and/or any other jurisdiction in connection with the entry into, performance and enforcement of this Second Supplemental Agreement.

9	Notices, Law and Jurisdiction

The provisions of clauses 18 and 23 of the Original Loan Agreement shall apply to this Second Supplemental Agreement as if they were set out in full and as if references to the Original Loan Agreement were references to this Second Supplemental Agreement and references to the Borrowers were references to the Security Parties.

10	Miscellaneous

Clauses 22.1, 22.5 and 22.6 of the Original Loan Agreement shall (mutatis mutandis) apply to this Second Supplemental Agreement.

SCHEDULE 1: Form of Compliance Certificate

To:	DVB BANK SE

From:

GRAND INVESTMENT HOLDING LTD.

DRILLSHIP HYDRA OWNERS INC.

DRILLSHIP PAROS OWNERS INC.

OIL TRANSPORT INVESTMENTS LIMITED

INNOVATIVE INVESTMENTS LIMITED

AMBASSADOR SHIPPING CORPORATION

OCEANIDS OWNING COMPANY LIMITED

NEREIDS OWNING COMPANY LIMITED

MUSES OWNING COMPANY LIMITED

ERATO OWNING COMPANY LIMITED

MENTOR OWNING COMPANY LIMITED

IRIS OWNING COMPANY LIMITED

DRYSHIPS INC.

Dated:

Dear Sirs

Drillship Hydra Owners Inc. and Drillship Paros Owners Inc. – Loan Agreement dated 10 September 2007 as amended and supplemented by a first supplemental agreement dated 10 January 2008 and as further amended and supplemented by a second supplemental agreement dated [            ] (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

We confirm that:

1.	Grand’s Leverage does not exceed 75%, as required by Clause 12.2.2 (a);

2.	Grand’s Minimum Net Worth is not lower than $75,000,000, as required by Clause 12.2.2 (b);

3.	the Group maintains a Market Adjusted Equity Ratio (calculated in the manner set out in the Appendix) not lower than 0.3:1 for each financial year during the Facility Period; and

4.	the Group maintains an Interest Coverage Ratio (calculated in the manner set out in the Appendix) of not lower than 3:1;

5.	the Group maintains a Market Value Adjusted Net Worth (calculated in the manner set out in the Appendix), which is not lower than five hundred million Dollars ($500,000,000); and

6.	Clause 10.11 is being complied with.

We confirm that no Default is continuing*.

Signed:

Director

Of

[DRYSHIPS INC]

[GRAND INVESTMENT HOLDING LTD.]

[DRILLSHIP HYDRA OWNERS INC.]

[DRILLSHIP PAROS OWNERS INC.]

[OIL TRANSPORT INVESTMENTS LIMITED]

[INNOVATIVE INVESTMENTS LIMITED]

[AMBASSADOR SHIPPING CORPORATION]

[OCEANIDS OWNING COMPANY LIMITED]

[NEREIDS OWNING COMPANY LIMITED]

[MUSES OWNING COMPANY LIMITED]

[ERATO OWNING COMPANY LIMITED]

[MENTOR OWNING COMPANY LIMITED]

[IRIS OWNING COMPANY LIMITED]

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

APPENDIX TO COMPLIANCE CERTIFICATE

Covenant analysis as of [ ]:

1) Market Adjusted Equity Ratio

Minimum Net Worth calculation for 12 months ended [ ]

Charter free market value of total assets:	[ ]

less total liabilities:	[ ]

Minimum Net Worth:	[ ]

Value Adjusted Total Assets calculation for 12 months ended [ ]

Fleet Market Value:	[ ]

Group’s assets:	[ ]

Value Adjusted Total Assets:	[ ]

Market Adjusted Equity Ratio:	[ ]

Minimum required:	0.3:1

Covenant met:	[yes]

2) Interest Coverage Ratio

EBITDA calculation for 12 months ended [ ]

earnings	[ ]

less interest	[ ]

less tax	[ ]

less depreciation	[ ]

less amortisation	[ ]

over	[ ]

interest expense	[ ]

less interest income	[ ]

Interest Coverage Ratio

Minimum required	3:1

Covenant met	[yes]

3) Market Value Adjusted Net Worth

Value Adjusted Total Assets calculation for 12 months ended [ ]

Fleet Market Value	[ ]

Group’s other assets	[ ]

Value Adjusted Total Assets	[ ]

Value Adjusted Total Liabilities calculation for 12 months ended [ ]

Total Liabilities	[ ]

(as adjusted to reflect any contingent liabilities of the Group)

Value Adjusted Total Assets	[ ]

Minimum required	500,000,000

Covenant met	[yes]

DETAILED EBITDA CALCULATIONS

EBITDA calculations for 12 months

Ended [ ]

	3 months ended	3 months ended	12 months ended
	[ ]	[ ]	[ ]
earnings	[ ]	[ ]	[ ]
less interest	[ ]	[ ]	[ ]
less tax	[ ]	[ ]	[ ]
less depreciation	[ ]	[ ]	[ ]
less amortisation	[ ]	[ ]	[ ]
EBITDA	[ ]	[ ]	[ ]

IN WITNESS of which the parties to this Second Supplemental Agreement have executed this Second Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED as	)
a DEED by	)
DRILLSHIP HYDRA OWNERS INC.	)
acting by	)
/s/ Eugenia Papapontikou	)
EUGENIA PAPAPONTIKOU	)
its duly authorised attorney-in-fact	)
in the presence of	)
CONSTANTINO KARACHALIOS	)

SIGNED and DELIVERED as	)
a DEED by	)
DRILLSHIP HYDRA OWNERS INC.	)
acting by	)
/s/ Stephenson Harwood	)
STEPHENSON HARWOOD	)
its duly authorised attorney-in-fact	)
in the presence of	)
CONSTANTINO KARACHALIOS	)

SIGNED and DELIVERED as	)
a DEED by	)
DVB BANK SE (as a lender))
acting by	)
/s/ Dimitrios Beis	)
DIMITRIOS BEIS	)
its duly authorised attorney-in-fact	)
in the presence of	)
CONSTANTINO KARACHALIOS	)

SIGNED and DELIVERED as	)
a DEED by	)
DVB BANK SE (as arranger))
acting by	)
DIMITRIOS BEIS	)	/s/ Dimitrios Beis
its duly authorised attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED and DELIVERED as	)
a DEED by	)
DVB BANK SE (as agent))
acting by	)
DIMITRIOS BEIS	)	/s/ Dimitrios Beis
its duly authorised attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED and DELIVERED as	)
a DEED by	)
DVB BANK SE (as arranger))
acting by	)
DIMITRIOS BEIS	)	/s/ Dimitrios Beis
its duly authorised attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED and DELIVERED as	)
a DEED by	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE (as lender))
acting by	)
DIMITRIOS BEIS	)	/s/ Dimitrios Beis
its duly authorised attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD